OMB Number: 3235-0060 Expires: June 30, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2009 (June 9, 2009)

STRATECO RESOURCES INC

 (Exact name as specified in its charter)

Québec, Canada	0–49942	N/A

State or other jurisdiction of incorporation	Commission File Number	(IRS Employer Identification No.)

1225 Gay-Lussac Street, Boucherville, Québec, J413 7KI (450) 641-0775

(Address and telephone number of registrant's principal executive offices and principal place of business

N/A

(Former name, former address and former fiscal year, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

DOCUMENTS INCORPORATED BY REFERENCE

None

Item 5.02 (b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2009, the Board of Directors appointed Mrs. Ingrid Martin, C.A. as the new Principal Financial Officer and Treasurer of the Company in replacement of Mrs. Pauline Comtois, CGA who performed functions similar to a Principal Financial Officer from the year 2001 to the year 2007 and thereafter became Principal Financial Officer until her resignation on June 9, 2009.

Mrs Martin in her functions obtains privileged information of the Company, is considered an insider of the Company and registers all her insider’s declarations on SEDI at www.sedi.ca. in Québec, Canada under the principal jurisdiction of the Company, the Autorité des marchés financiers (Quebec Securities Commission). The Board of Directors granted to Mrs. Martin on June 9, 2009, 100,000 incentive stock options to be exercised by series of 33,000 stock options by period of six months starting December 9, 2009 at the exercise price of CAN$1.00 for a period of five years.

Mrs. Martin holds a Bachelor degree in accounting from HEC in Montreal since July 1988 and became a member of the Order of Chartered Accountants of Québec as of November 1990. Mrs. Martin provides her services as consultant in accounting and became Principal Financial Officer of three public companies engaged in mining exploration listed on the TSX Venture Exchange in Canada. Mrs. Martin was Regional Accounting Director of Molson Canada from 2001 to 2004. Mrs. Martin fulfilled several functions for Unisource Canada Inc. from 1993 to 2001 acting as Associate-Controller (1993), Financial Analyst, (1994-1998) Regional Controller (1998) and finally Regional Director of Operations from 1998 to 2001. Mrs. Martin also worked as Internal Auditor of Domtar in 1992 and as External Auditor of Price Waterhouse from 1988 to 1992.

As Principal Financial Officer of the Company, Mrs. Martin will be responsible to assess and to verify the internal controls of the Company over financial information reporting and to approve financial statements and management discussion and analysis filings with authorities including the filings of Principal Financial Officer certificates. Mrs. Martin will be present upon demand, to the Audit Committee meetings to answer questions of its members. As Treasurer of the Company, Mrs. Martin will insure that the accounting books and registers of the Company are efficient and meet the legal requirements.

The Company will retain services of Ingrid Martin CA Inc., a company under the control of Mrs. Martin, as a consultant on a contractual basis to assist the financial department in the preparation of quarterly and annual reports according to Canadian GAAP and to prepare the tax returns of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATECO RESOURCES INC.

(Registrant)

Date: June 15, 2009

/s/ Guy Hébert

_____________________________________

Guy Hébert, President and PEO